UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  June 3, 2009

NAVISTAR INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-9618	36-3359573
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

4201 Winfield Road, P.O. Box 1488, Warrenville, Illinois	60555
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (630) 753-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On June 3, 2009, the Board of Directors of Navistar International Corporation (the “Company”) appointed A.J. Cederoth to serve as the interim principal financial officer of the Company, replacing William A. Caton who previously served in that capacity during the medical leave of absence taken by the Company’s then-current Chief Financial Officer, Terry M. Endsley. On April 15, 2009, the Company announced that Mr. Endsley had passed away after a brief but difficult battle with cancer and that Mr. Cederoth would be handling the day-to-day financial and accounting responsibilities. The appointment of Mr. Cederoth as interim principal financial officer coordinates the accounting and financial functions under his leadership pending the search for a new Chief Financial Officer.

Mr. Cederoth, age 44, currently serves as the Company’s Senior Vice President – Corporate Finance since June 2009 and he previously served as the Company’s Vice President – Corporate Finance from April 2009 to June 2009, Vice President and Chief Financial Officer of the Engine Division of Navistar, Inc. (“Navistar”), the Company’s manufacturing subsidiary, from 2007 to April 2009, Vice President – Finance of Navistar’s Engine Division from 2006 to 2007, Vice President and Treasurer of Navistar Financial Corporation (“NFC”), the Company’s captive finance subsidiary, from 2005 to 2006 and Treasurer of NFC from 2001 to 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVISTAR INTERNATIONAL CORPORATION
Registrant

Date: June 5, 2009	/s/ A.J. Cederoth
A.J. Cederoth Principal Financial Officer